For more information contact:
Stephen S. Romaine, President & CEO
Matthew Tomazin, Executive VP & CFO
Tompkins Financial Corporation (888) 503-5753

For Immediate Release
Friday, July 24, 2026

Tompkins Financial Corporation Reports Record Financial Results for Third Consecutive Quarter

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)
Tompkins Financial Corporation ("Tompkins" or the "Company") reported diluted earnings per share of $2.04 for the second quarter of 2026, up $0.54 or 36.0% compared to the second quarter of 2025 and up $0.22 per share or 12.1% compared to the first quarter of 2026. Net income for the second quarter of 2026 was $29.3 million, up $7.8 million or 36.5% from the second quarter of 2025, and up $3.2 million or 12.4% compared to the immediate prior quarter.

For the six months ended June 30, 2026, diluted earnings per share were $3.86, up 34.5% from the $2.87 reported for the six months ended June 30, 2025. Year-to-date net income was $55.4 million for the six months ended June 30, 2026, up $14.2 million or 34.6% when compared to $41.2 million for the same six month period in 2025.

Tompkins President and CEO, Stephen Romaine, commented, "We are pleased to report our third consecutive quarter of record earnings. Our improving profitability and healthy levels of loan and deposit growth over the past year continue to support momentum in our financial results. Given our strong results and strengthening capital position, we have approved an increase to our dividend, payable in the third quarter of 2026. This increase represents a 13% increase compared to the dividend paid in the third quarter of 2025."

SELECTED HIGHLIGHTS FOR THE PERIOD:
•Net interest margin was 3.58% in the second quarter of 2026, in line with the immediate prior quarter, and up 50 basis points from the second quarter of 2025.
•Period end total loans at June 30, 2026 were up $119.2 million, or 1.8% compared to March 31, 2026 (7.4% on an annualized basis), and up $424.5 million, or 6.9%, from June 30, 2025.

•Period end total deposits at June 30, 2026 were $7.0 billion, down $25.1 million, or 0.4% compared to the most recent prior quarter end, and up $313.3 million, or 4.7%, from June 30, 2025.
•Total average cost of funds of 1.68% for the second quarter of 2026 was in line with the first quarter of 2026, and down 16 basis points compared to the second quarter of 2025.
•Regulatory Tier 1 capital to average assets was 10.69% at June 30, 2026, up from 10.58% at March 31, 2026, and 9.36% at June 30, 2025.

NET INTEREST INCOME
Net interest income was $74.0 million for the second quarter of 2026, up $2.1 million or 3.0% compared to the first quarter of 2026, and up $13.9 million or 23.0% compared to the second quarter of 2025. For the six months ended June 30, 2026, net interest income was $145.8 million, up $29.1 million or 24.9% when compared to the same period in 2025. The increase in net interest income compared to both prior year periods was due to improvement in net interest margin, which is discussed below, and growth in average loans.

Net interest margin was 3.58% for the second quarter of 2026, remaining consistent with the prior quarter, as increased average earning asset yields were partially offset by higher cost of interest-bearing liabilities, driven by seasonal outflow of municipal deposits resulting in increased borrowings for the quarter. The net interest margin for the second quarter of 2026 increased from 3.08% for the second quarter of 2025. The increase in net interest margin when compared to the prior year quarter was mainly due to growth in average loan balances, improved yields on average earning assets, and lower funding costs. Average yield on securities for the second quarter of 2026 was up 101 basis points over the second quarter of 2025, and the average yield on interest earning assets was up 34 basis points compared to the second quarter of 2025.

Average loans for the quarter ended June 30, 2026 were up $90.4 million, or 1.4% (5.6% annualized), over the quarter ended March 31, 2026, and were up $395.7 million, or 6.5%, compared to the quarter ended June 30, 2025. The increase in average loans over both prior periods was mainly in the commercial real estate and commercial and industrial portfolios. The average yield on interest-earning assets for the quarter ended June 30, 2026 was 5.13%, an increase of 4 basis points from 5.09% for the quarter ended March 31, 2026, and up 34 basis points from 4.79% for the quarter ended June 30, 2025.

Average total deposits of $7.0 billion for the second quarter of 2026 were up $62.2 million or 0.9% compared to the first quarter of 2026, and up $297.3 million, or 4.4%, compared to the second quarter of 2025. The cost of interest-bearing deposits of 2.07% for the second quarter of 2026 was up 1 basis point over the most recent prior quarter, and down 17 basis points from the second quarter of 2025. The ratio of average noninterest bearing deposits to average total deposits for the second quarter of 2026 was 26.9%, which was generally unchanged from the first quarter of 2026 and the second quarter of 2025. The average cost of interest-bearing liabilities for the second quarter of 2026 was 2.24%, an increase of 3 basis points when compared to the most recent prior quarter, and down 20 basis points from the second quarter of 2025.

NONINTEREST INCOME
Noninterest income of $13.1 million for the second quarter of 2026 was down $9.4 million or 41.7%, from the second quarter of 2025. The decrease was primarily attributable to a $9.6 million decline in insurance revenue resulting from the sale of our insurance subsidiary, Tompkins Insurance Agencies, Inc. ("TIA"), in the fourth quarter of 2025. Partially offsetting this decline were increases in fee-based service income, including increases in wealth management fees of $265,000 or 5.3%, service charges on deposit accounts of $26,000 or 1.5%, and card service income of $146,000 or 4.6%. Year-to-date noninterest income of $25.0 million was down $22.6 million or 47.5% compared to the same period in 2025. Contributing to the year-over-year decrease was a $21.2 million decline in insurance revenue due to the sale of TIA, and a $1.9 million, or 28.2% decrease in other income, primarily related to a gain on the sale of other real estate owned in the first quarter of 2025. Partially offsetting this decline were increases in fee-based service income, including increases in wealth management fees of $412,000 or 4.1%, service charges on deposit accounts of $16,000 or 0.5%, and card service income of $162,000 or 2.8%.

NONINTEREST EXPENSE
Noninterest expense was $47.1 million for the second quarter of 2026, down $4.6 million or 8.8% compared to the second quarter of 2025. For the six months ended June 30, 2026, noninterest expense totaled $94.8 million, down $7.4 million, or 7.3%, from the same period in 2025.

The decrease in noninterest expense for both periods was primarily attributable to the sale of TIA in the fourth quarter of 2025. The second quarter and year-to-date periods in 2025 included TIA-related salaries and wages and other employee benefits expenses of $6.2 million and $12.1 million, respectively; and other noninterest expenses of $1.5 million and $2.9 million, respectively. For the three and six months ended June 30, 2026, salaries and wages and other employee benefits decreased $4.7 million, or 14.0%, and $8.0 million, or 12.2%, respectively. These decreases were partially offset by annual merit increases and higher other employee benefit costs.

INCOME TAX EXPENSE
Provision for income tax expense was $9.2 million for an effective rate of 24.0% for the second quarter of 2026, compared to $8.4 million for an effective rate of 24.4% for the most recent prior quarter, and $6.8 million for an effective rate of 24.0% for the second quarter of 2025. For the six months ended June 30, 2026, the provision for income tax expense was $17.6 million with an effective tax rate of 24.2% compared to $12.9 million with an effective tax rate of 23.9% for the same period in 2025.

ASSET QUALITY
The allowance for credit losses was 0.89% of total loans and leases at June 30, 2026, down from 0.90% at March 31, 2026, and 0.95% at June 30, 2025. The decrease in the allowance for credit losses coverage ratio compared to June 30, 2025 was mainly due to the improved economic forecasts for unemployment and gross domestic product. The ratio of the allowance to total nonperforming loans and leases was 111.29% at June 30, 2026, compared to 113.06% at March 31, 2026, and 111.55% at June 30, 2025.

Provision for credit losses for the second quarter of 2026 was $1.5 million, in line with the most recent prior quarter, and down from $2.8 million for the second quarter of 2025. Net charge-offs for the three months ended June 30, 2026 were $1.6 million, compared to $775,000 for the first quarter of 2026, and $5.3 million for the second quarter of 2025. The year-over-year decrease was mainly due to a partial charge-off of $4.7 million during the second quarter of 2025 related to one commercial real estate relationship totaling $18.1 million.

Nonperforming assets of $52.9 million represented 0.60% of total assets at June 30, 2026, up from $51.7 million or 0.59% of total assets at March 31, 2026, and $52.6 million or 0.63% of total assets at June 30, 2025. Loans past due 30-89 days totaled $4.7 million at June 30, 2026, $5.9 million at March 31, 2026, and $5.9 million at June 30, 2025.

Special Mention and Substandard loans and leases totaled $140.0 million at June 30, 2026, compared to $120.4 million reported at March 31, 2026, and $96.8 million reported at June 30, 2025. The increase over the most recent prior quarter end was mainly in Special Mention loans, which were up $17.5 million. The increase in Special Mention loans over March 31, 2026 was mainly a result of five performing loans totaling $18.8 million being downgraded during the second quarter of 2026. The Company believes that the existing collateral securing the loans is sufficient to cover the exposure.

CAPITAL POSITION
Capital ratios at June 30, 2026 remained well above the regulatory minimums for well-capitalized institutions. The ratio of total capital to risk-weighted assets was 14.89% at June 30, 2026, compared to 14.78% at March 31, 2026, and 13.15% at June 30, 2025. The ratio of Tier 1 capital to average assets was 10.69% at June 30, 2026, compared to 10.58% at March 31, 2026, and 9.36% at June 30, 2025.

During the second quarter of 2026, the Company repurchased 11,787 shares of common stock at an aggregate cost of $963,433. These shares were purchased under the Company's 2025 Stock Repurchase Plan. The Company repurchased a total of 35,518 shares of common stock at an aggregate cost of $2.8 million during the first six months of 2026.

LIQUIDITY POSITION
The Company's liquidity position at June 30, 2026 was consistent with its position at March 31, 2026. The Company's sources of liquidity include ready access to national and regional wholesale funding sources including Federal funds purchased, repurchase agreements, brokered deposits, Federal Reserve Bank's Discount

Window advances and Federal Home Loan Bank (FHLB) advances. The Company maintained ready access to liquidity of $1.7 billion, or 19.4% of total assets, at June 30, 2026.

ABOUT TOMPKINS FINANCIAL CORPORATION
Tompkins Financial Corporation is a banking and financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Bank & Trust, which offers a full array of products and services, including commercial and consumer banking. Tompkins Bank & Trust provides wealth management services under the Tompkins Financial Advisors brand, including investment management, trust and estate, financial and tax planning services. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by use of such words as "may", "could", "should", "will", "would", "estimate", "intend", "continue", "believe", "expect", "plan", "commit", or "anticipate", as well as the negative and other variations of these terms and other similar words. Examples of forward-looking statements may include statements regarding the sufficiency of existing collateral to cover exposure related to special mention loans and future growth. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements and historical performance. The following factors, in addition to those listed as Risk Factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the Securities and Exchange Commission, are among those that could cause actual results to differ materially from the forward-looking statements and historical performance: changes in general economic, market and regulatory conditions; our ability to attract and retain deposits and other sources of liquidity; gross domestic product growth and inflation trends; the impact of the interest rate and inflationary environment on the Company's business, financial condition and results of operations; other income or cash flow anticipated from the Company's operations, investment and/or lending activities; changes in laws and regulations affecting public companies, banks, bank holding companies and/or financial holding companies, including the Dodd-Frank Act, and other federal, state and local government mandates; the impact of any change in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount; changes in supervisory and regulatory scrutiny of financial institutions; technological developments and changes; cybersecurity incidents and threats; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation; reliance on large customers; the geographic concentration of our business; the ability to access financial resources in the amounts, at the times, and on the terms required to support the Company's future businesses; and the economic impact, including market volatility, of national and global events, including the response to bank failures, war and geopolitical matters (including continuing or increasing hostilities in the Middle East and the war in Ukraine), tariffs and trade wars, widespread protests, civil unrest, political uncertainty, and pandemics or other public health crises; and the related financial stress on borrowers and changes to customer behavior and credit risk as a result of any of the foregoing. The Company does not undertake any obligation to update its forward-looking statements.

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
(In thousands, except share and per share data)(unaudited)	As of	As of
ASSETS	06/30/2026	12/31/2025
		(Audited)

Cash and noninterest bearing balances due from banks	$71,691	$50,717
Interest bearing balances due from banks	76,074	82,100
Cash and Cash Equivalents	147,765	132,817

Available-for-sale debt securities, at fair value (amortized cost of $1,419,889 at June 30, 2026 and $1,391,379 at December 31, 2025)	1,393,061	1,382,068
Held-to-maturity debt securities, at amortized cost (fair value of $281,495 at June 30, 2026 and $283,860 at December 31, 2025)	312,562	312,528
Equity securities, at fair value	791	800
Loans held for sale	129	43,440
Total loans and leases, net of unearned income and deferred costs and fees	6,597,178	6,446,245
Less: Allowance for credit losses	58,479	57,671
Net Loans and Leases	6,538,699	6,388,574

Federal Home Loan Bank and other stock	32,041	32,307
Bank premises and equipment, net	71,242	72,418
Corporate owned life insurance	79,032	77,843
Goodwill	72,736	72,736
Accrued interest and other assets	153,464	152,737
Total Assets	$8,801,522	$8,668,268
LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	3,793,249	3,742,402
Time	1,305,531	1,298,393
Noninterest bearing	1,930,331	1,896,967
Total Deposits	7,029,111	6,937,762

Federal funds purchased and securities sold under agreements to repurchase	181,710	95,569
Other borrowings	546,358	564,446
Other liabilities	84,411	132,114
Total Liabilities	$7,841,590	$7,729,891
EQUITY
Shareholders' equity:
Common Stock - par value $0.10 per share: Authorized 25,000,000 shares; Issued: 14,410,189 at June 30, 2026; and 14,449,845 at December 31, 2025	1,442	1,446
Additional paid-in capital	296,831	299,206
Retained earnings	698,243	662,161
Accumulated other comprehensive loss	(32,056)	(19,054)
Treasury stock, at cost – 90,521 shares at June 30, 2026, and 104,492 shares at December 31, 2025	(4,528)	(5,382)
Total Equity	$959,932	$938,377
Total Liabilities and Equity	$8,801,522	$8,668,268

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data) (Unaudited)	Three Months Ended			Six Months Ended
	06/30/2026	03/31/2026	06/30/2025	06/30/2026	06/30/2025
INTEREST AND DIVIDEND INCOME
Loans	$90,087	$87,123	$82,293	$177,210	$160,923
Due from banks	193	166	187	359	362
Available-for-sale debt securities	13,896	13,702	9,311	27,598	18,040
Held-to-maturity debt securities	1,222	1,218	1,220	2,440	2,437
Federal Home Loan Bank and other stock	543	460	635	1,003	1,346
Total Interest and Dividend Income	105,941	$102,669	$93,646	$208,610	$183,108
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	4,192	4,478	4,140	8,670	8,647
Other deposits	22,338	21,531	23,339	43,869	45,482
Federal funds purchased and securities sold under agreements to repurchase	59	18	61	77	102
Other borrowings	5,369	4,781	5,976	10,150	12,085
Total Interest Expense	31,958	30,808	33,516	62,766	66,316
Net Interest Income	73,983	71,861	60,130	145,844	116,792
Less: Provision for credit loss expense	1,502	1,502	2,780	3,004	8,067
Net Interest Income After Provision for Credit Loss Expense	72,481	70,359	57,350	142,840	108,725
NONINTEREST INCOME
Insurance commissions and fees	0	0	9,609	0	21,208
Wealth management fees	5,229	5,266	4,964	10,495	10,083
Service charges on deposit accounts	1,816	1,795	1,790	3,611	3,595
Card services income	3,296	2,642	3,150	5,938	5,776
Other income	2,797	2,136	2,998	4,933	6,867
Net (loss) gain on securities transactions	(4)	(5)	1	(9)	15
Total Noninterest Income	13,134	11,834	22,512	24,968	47,544
NONINTEREST EXPENSE
Salaries and wages	22,955	21,948	26,368	44,903	51,345
Other employee benefits	5,875	6,807	7,162	12,682	14,262
Net occupancy expense of premises	3,296	3,455	3,108	6,751	6,678
Furniture and fixture expense	2,025	2,027	2,069	4,052	3,856
Other operating expense	12,915	13,489	12,916	26,404	26,089
Total Noninterest Expenses	47,066	47,726	51,623	94,792	102,230
Income Before Income Tax Expense	38,549	34,467	28,239	73,016	54,039
Income Tax Expense	9,245	8,393	6,768	17,638	12,889
Net Income	$29,304	26,074	21,471	55,378	41,150
Basic Earnings Per Share	$2.06	$1.83	$1.51	$3.89	$2.89
Diluted Earnings Per Share	$2.04	$1.82	$1.50	$3.86	$2.87

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Quarter Ended			Quarter Ended			Quarter Ended
	June 30, 2026			March 31, 2026			June 30, 2025
(dollar amounts in thousands)	Average Balance (QTD)	Interest	Average Yield/Rate	Average Balance (QTD)	Interest	Average Yield/Rate	Average Balance (QTD)	Interest	Average Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$17,416	$192	4.42%	$13,394	$166	5.03%	$15,820	$187	4.74%
Securities[1]
U.S. Government securities	1,650,865	14,640	3.56%	1,636,770	14,435	3.58%	1,610,090	10,026	2.50%
State and municipal[2]	79,748	526	2.65%	81,218	536	2.68%	85,080	554	2.61%
Other Securities[2]	3,293	50	6.09%	3,305	49	6.01%	3,279	53	6.48%
Total securities	1,733,906	15,216	3.52%	1,721,293	15,020	3.54%	1,698,449	10,633	2.51%
FHLBNY and FRB stock	32,128	543	6.78%	29,016	460	6.43%	31,660	635	8.05%
Total loans and leases, net of unearned income[2,3]	6,525,286	90,243	5.55%	6,434,853	87,337	5.50%	6,129,561	82,499	5.40%
Total interest-earning assets	8,308,736	106,194	5.13%	8,198,556	102,983	5.09%	7,875,490	93,954	4.79%
Other assets	352,338			382,767			293,105
Total assets	$8,661,074			$8,581,323			$8,168,595
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,855,494	$16,359	1.70%	$3,823,812	$15,589	1.65%	$3,680,761	$16,504	1.80%
Time deposits	1,280,086	10,171	3.19%	1,285,701	10,420	3.29%	1,230,182	10,975	3.58%
Total interest-bearing deposits	5,135,580	26,530	2.07%	5,109,513	26,009	2.06%	4,910,943	27,479	2.24%
Federal funds purchased & securities sold under agreements to repurchase	40,636	59	0.58%	42,788	18	0.17%	42,123	61	0.58%
Other borrowings	550,041	5,369	3.92%	491,310	4,781	3.95%	550,558	5,976	4.35%
Total interest-bearing liabilities	5,726,257	31,958	2.24%	5,643,611	30,808	2.21%	5,503,624	33,516	2.44%
Noninterest bearing deposits	1,891,560			1,855,440			1,818,922
Accrued expenses and other liabilities	89,540			130,879			96,074
Total liabilities	7,707,357			7,629,930			7,418,620
Total equity	953,717			951,393			749,975
Total liabilities and equity	$8,661,074			$8,581,323			$8,168,595
Interest rate spread			2.89%			2.88%			2.34%
Tax-equivalent net interest income/margin on earning assets		74,236	3.58%		72,175	3.57%		60,438	3.08%
Tax-equivalent adjustment		(253)			(314)			(308)
Net interest income		$73,983			$71,861			$60,130

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Year to Date Period Ended			Year to Date Period Ended
	June 30, 2026			June 30, 2025
(dollar amounts in thousands)	Average Balance (YTD)	Interest	Average Yield/Rate	Average Balance (YTD)	Interest	Average Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$15,416	$359	4.70%	$16,121	$362	4.53%
Securities[1]
U.S. Government securities	1,643,856	29,075	3.57%	1,604,469	19,467	2.45%
State and municipal[2]	80,479	1,062	2.66%	85,484	1,108	2.61%
Other securities	3,299	99	6.05%	3,277	106	6.52%
Total securities	1,727,634	30,236	3.53%	1,693,230	20,681	2.46%
FHLBNY and FRB stock	30,581	1,003	6.61%	31,821	1,346	8.53%
Total loans and leases, net of unearned income[2,3]	6,480,319	177,581	5.53%	6,077,749	161,335	5.35%
Total interest-earning assets	8,253,950	209,179	5.11%	7,818,921	183,724	4.74%
Other assets	367,469			293,975
Total assets	$8,621,419			$8,112,896
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,839,741	$31,947	1.68%	$3,681,535	$32,597	1.79%
Time deposits	1,282,878	20,593	3.24%	1,194,807	21,532	3.63%
Total interest-bearing deposits	5,122,619	52,540	2.07%	4,876,342	54,129	2.24%
Federal funds purchased & securities sold under agreements to repurchase	41,706	77	0.37%	44,873	102	0.46%
Other borrowings	520,838	10,149	3.93%	556,239	12,085	4.38%
Total interest-bearing liabilities	5,685,163	62,766	2.23%	5,477,454	66,316	2.44%
Noninterest bearing deposits	1,873,599			1,799,169
Accrued expenses and other liabilities	110,095			97,170
Total liabilities	7,668,857			7,373,793
Total equity	952,562			739,103
Total liabilities and equity	$8,621,419			$8,112,896
Interest rate spread			2.88%			2.30%
Net interest income (TE)/margin on earning assets		146,413	3.58%		117,408	3.03%
Tax Equivalent Adjustment		(569)			(616)
Net interest income		$145,844			$116,792

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)
	Quarter-Ended					Year-Ended
Period End Balance Sheet	Jun-26	Mar-26	Dec-25	Sep-25	Jun-25	Dec-25
Securities	$1,706,414	$1,702,250	$1,695,396	$1,604,357	$1,588,647	$1,695,396
Total Loans	6,597,178	6,477,943	6,446,245	6,288,071	6,172,654	6,446,245
Allowance for credit losses	58,479	58,108	57,671	59,889	58,555	57,671
Total assets	8,801,522	8,695,761	8,668,268	8,468,731	8,373,818	8,668,268
Total deposits	7,029,111	7,054,172	6,937,762	7,053,070	6,715,795	6,937,762
Brokered deposits	169,014	109,712	114,391	145,223	138,787	114,391
Federal funds purchased and securities sold under agreements to repurchase	181,710	118,133	95,569	80,804	127,111	95,569
Other borrowings	546,358	449,446	564,446	444,866	672,696	564,446
Total equity	959,932	946,741	938,377	788,805	761,793	938,377

Average Balance Sheet
Average earning assets	$8,308,736	$8,198,556	$8,058,427	$7,967,674	$7,875,490	$7,916,783
Average assets	8,661,074	8,581,323	8,372,287	8,297,448	8,168,595	8,224,794
Average interest-bearing liabilities	5,726,257	5,643,611	5,484,440	5,530,563	5,503,624	5,492,601
Average equity	953,717	951,393	875,658	771,527	749,975	781,695

Share data
Weighted average shares outstanding (basic)	14,224,972	14,250,969	14,270,206	14,248,533	14,246,395	14,252,810
Weighted average shares outstanding (diluted)	14,333,390	14,347,514	14,356,680	14,345,219	14,320,125	14,335,358
Period-end shares outstanding	14,382,196	14,392,337	14,420,495	14,431,300	14,430,985	14,420,495
Common equity book value per share	$66.74	$65.78	$65.07	$54.66	$52.79	$65.07
Tangible book value per share (Non-GAAP)**	$61.68	$60.73	$60.03	$48.19	$46.31	$60.03
**See "Non-GAAP measures" below for a discussion of non-GAAP financial measures and a reconciliation of non-GAAP financial measures to the most directly comparable financial measures presented in accordance with GAAP.

Income Statement
Net interest income	$73,983	$71,861	$69,061	$63,878	$60,130	$249,731
Provision for credit loss expense	1,502	1,502	977	2,490	2,780	11,534
Noninterest income	13,134	11,834	125,763	23,564	22,512	196,871
Noninterest expense	47,066	47,726	54,135	53,847	51,623	210,212
Income tax expense	9,245	8,393	43,464	7,432	6,768	63,785
Net income attributable to Tompkins Financial Corporation	29,304	26,074	96,248	23,673	21,471	161,071
Basic earnings per share[4]	2.06	1.83	6.74	1.66	1.51	11.30
Diluted earnings per share[4]	2.04	1.82	6.70	1.65	1.50	11.24

Nonperforming Assets
Nonaccrual loans and leases	$52,426	$51,271	$47,794	$52,805	$52,325	$47,794
Loans and leases 90 days past due and accruing	122	124	146	166	166	146
Total nonperforming loans and leases	52,548	51,395	47,940	52,971	52,491	47,940
OREO	384	269	229	0	81	229
Total nonperforming assets	$52,932	$51,664	$48,169	$52,971	$52,572	$48,169

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Total loan and lease portfolio	Jun-26	Mar-26	Dec-25	Sep-25	Jun-25	Dec-25
Loans and leases 30-89 days past due and
accruing	$4,666	$5,874	$8,806	$7,841	$5,857	$8,806
Loans and leases 90 days past due and accruing	122	124	146	166	166	146
Total loans and leases past due and accruing	4,788	5,998	8,952	8,007	6,023	8,952

Allowance for Credit Losses
Balance at beginning of period	$58,108	$57,671	$59,889	$58,555	$61,023	$56,496
Provision for credit losses	1,962	1,212	1,064	2,454	2,786	$11,564
Net loan and lease charge-offs (recoveries)	1,591	775	3,282	1,120	5,254	$10,389
Allowance for credit losses at end of period	$58,479	$58,108	$57,671	$59,889	$58,555	$57,671

Allowance for Credit Losses - Off-Balance Sheet Exposure
Balance at beginning of period	$1,723	$1,433	$1,520	$1,484	$1,490	$1,463
Provision (credit) for credit losses	(460)	290	(87)	36	(6)	$(30)
Allowance for credit losses at end of period	$1,263	$1,723	$1,433	$1,520	$1,484	$1,433

Loan Classification - Total Portfolio
Special Mention	$83,631	$66,104	$100,717	$88,398	$40,048	$100,717
Substandard	56,380	54,331	33,764	55,762	56,740	33,764

Ratio Analysis

Credit Quality
Nonperforming loans and leases/total loans and leases	0.80%	0.79%	0.74%	0.84%	0.85%	0.74%
Nonperforming assets/total assets	0.60%	0.59%	0.56%	0.63%	0.63%	0.56%
Allowance for credit losses/total loans and leases	0.89%	0.90%	0.89%	0.95%	0.95%	0.89%
Allowance/nonperforming loans and leases	111.29%	113.06%	120.30%	113.06%	111.55%	120.30%
Net loan and lease losses (recoveries) annualized/total average loans and leases	0.10%	0.05%	0.21%	0.07%	0.34%	0.17%

Capital Adequacy
Tier 1 Capital (to average assets)	10.69%	10.58%	10.62%	9.41%	9.36%	10.62%
Total Capital (to risk-weighted assets)	14.89%	14.78%	14.56%	13.27%	13.15%	14.56%

Profitability (period-end)
Return on average assets *	1.36%	1.23%	4.56%	1.13%	1.05%	1.96%
Return on average equity *	12.32%	11.11%	43.61%	12.17%	11.48%	20.61%
Net interest margin (TE) *	3.58%	3.57%	3.42%	3.20%	3.08%	3.17%
Average yield on interest-earning assets*	5.13%	5.09%	4.98%	4.90%	4.79%	4.84%
Average cost of deposits*	1.51%	1.51%	1.58%	1.64%	1.64%	1.62%
Average cost of funds*	1.68%	1.67%	1.71%	1.83%	1.84%	1.80%
* Quarterly ratios have been annualized

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

Non-GAAP Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as reconciliation to the comparable GAAP measure, is provided in the below table. The Company believes the non-GAAP measures provide meaningful comparisons of our underlying operational performance and facilitate management's and investors' assessments of business and performance trends in comparison to others in the financial services industry. These non-GAAP financial measures should not be considered in isolation or as a measure of the Company's profitability or liquidity; they are in addition to, and are not a substitute for, financial measures under GAAP. The non-GAAP financial measures presented herein may be different from non-GAAP financial measures used by other companies, and may not be comparable to similarly titled measures reported by other companies. Further, the Company may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations since they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

Reconciliation of Tangible Book Value Per Share (non-GAAP) to Common Equity Book Value Per Share (GAAP)
	Quarter-Ended					Year-Ended
	Jun-26	Mar-26	Dec-25	Sep-25	Jun-25	Dec-25
Common equity book value per share (GAAP)	$66.74	$65.78	$65.07	$54.66	$52.79	$65.07
Total common equity	$959,932	$946,741	$938,377	$788,805	$761,793	$938,377
Less: Goodwill and intangibles*	72,766	72,766	72,766	93,405	93,503	72,766
Tangible common equity (Non-GAAP)	887,166	873,975	865,611	695,400	668,290	865,611
Ending shares outstanding	14,382,196	14,392,337	14,420,495	14,431,300	14,430,985	14,420,495
Tangible book value per share (Non-GAAP)	$61.68	$60.73	$60.03	$48.19	$46.31	$60.03
*The decline in goodwill for the fourth quarter of 2025 over the prior periods shown in the table reflects the sale of TIA.

1 Average balances and yields on available-for-sale securities are based on historical amortized cost.
2 Interest income includes the tax effects of taxable-equivalent adjustments using an effective income tax rate of 21% in 2026 and 2025 to increase tax exempt interest income to taxable-equivalent basis.
3 Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
4 Earnings per share for the full fiscal year may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.